AUGUST 04, 2022 / 1:00PM GMT, Q2 2022 Sturm Ruger & Company Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q2 2022 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: AUGUST 04, 2022 / 1:00PM GMT

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AUGUST 04, 2022 / 1:00PM GMT, Q2 2022 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Jim Misago -

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

PRESENTATION

Operator

Good day, and thank you for standing by. Welcome to the Q2 2022 Sturm, Ruger earnings conference call. (Operator Instructions) Please be advised that today's conference is being recorded.

I would now like to hand the conference over to your speaker today, Chris Killoy, President and CEO. Please go ahead, sir.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good morning, and welcome to the Sturm, Ruger & Company's second quarter 2022 conference call. I'd like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements; then Tom Dineen, our Chief Financial Officer, will give an overview of the second quarter 2022 financial results; and then I will discuss our operations and the state of the market. After that, we'll get to your questions. Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thanks, Chris. We want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It's important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, but not limited to: the company's reports on Form 10-K for the year ended December 31, 2021, and of course, on the Form 10-Q for the second quarter of 2022, which we filed last night. Copies of these documents may be obtained by contacting the company or the SEC, or on the company website at ruger.com/corporate or, of course, the SEC website at sec.gov.

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AUGUST 04, 2022 / 1:00PM GMT, Q2 2022 Sturm Ruger & Company Inc Earnings Call

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2021, and our Form 10-Q for the second quarter of 2022, both of which are posted to our website. Furthermore, the company disclaims all responsibility to update forward-looking statements. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Kevin. Now Tom will discuss the company's second quarter 2022 results.

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

Thanks, Chris. For the second quarter of 2022, net sales were $140.7 million and diluted earnings were $1.17 per share. For the corresponding period in 2021, net sales were $200.1 million and diluted earnings were $2.50 per share. The second quarter of 2021 was the highest quarter in sales and profitability in our history.

For the first 6 months of 2022, net sales were $307.2 million and diluted earnings were $2.87 per share. For the corresponding period in 2021, net sales were $384.4 million and diluted earnings were $4.66 per share. The significant reduction in sales from last year reflects decreased consumer demand for firearms from the unprecedented levels of the surge that began in early 2020 and remain for most of 2021.

Our profitability declined in 2022 from the unfavorable deleveraging of fixed costs resulting from the aforementioned decreased sales in production, plus inflationary cost increases in materials, commodities, services, energy and transportation, partially offset by increased pricing.

At July 2, 2022, our cash and short-term investments totaled $209 million. Our short-term investments are in a money market fund that invest exclusively in the United States Treasury instruments which mature within 1 year. Our current ratio was 6.1:1, and we had no debt. Our robust debt-free balance sheet provides versatility and strength as we explore and consider opportunities that may emerge in 2022 and beyond.

At July 2, 2022, stockholders' equity was $387 million, which equates to a book value of $21.90 per share, of which $11.80 per share was cash and short-term investments.

During the first 6 months of 2022, we generated $32 million of cash from operations. We reinvested $14 million of that back into the company in the form of capital expenditures. We estimate that 2022 capital expenditures will be approximately $25 million, predominantly related to new product development and to upgrade and modernize manufacturing equipment and facilities.

In the first 6 months of 2022, we returned $27 million to our shareholders through the payment of dividends. Our Board of Directors declared a $0.47 per share quarterly dividend for shareholders of record as of August 17, 2022, payable on August 31, 2022. As a reminder, our quarterly dividend is approximately 40% of net income and, therefore, varies quarter-to-quarter.

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AUGUST 04, 2022 / 1:00PM GMT, Q2 2022 Sturm Ruger & Company Inc Earnings Call

That's the financial update for the second quarter. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. Our broad and diverse product family helped us navigate through the first half of 2022 as overall consumer demand subsided. While channel inventory of some of our product families, including certain polymer pistols and modern sporting rifles, have been largely replenished, inventories in many product families remain below desired levels. We continue to focus our production mix and prioritize the products that remain in demand, many of which remain undersupplied in the marketplace. These include: American centerfire rifles, 10/22 rimfire rifles, precision rifles, pistol-caliber carbines, LCRs, SR1911, our single-action and double-action revolver families and of course, our Marlin 1895 lever-action rifles. I am excited about the progress that our new product development teams have made this year. As you know, we don't talk about new products until they are launched, but stay tuned.

We are excited to continue to expand our Marlin product line with the reintroduction of the Marlin Model 1895 trapper. This lightweight stainless steel lever-action rifle is chambered in .45-70 and features a very accurate cold hammer forged threaded barrel. We continue to increase our production of Marlin rifles and look forward to introducing additional Ruger-made Marlin lever-action rifles in the near future.

Sales of new products, including the PC Charger, the MAX-9 pistol, the LCP MAX pistol and the Marlin 1895 lever-action rifle represented $33.8 million or 11% of firearm sales in the first 6 months of 2022. As a reminder, derivatives or product line extensions of mature product families are not included in our new product sales calculation. Several popular firearms that were considered new products in 2021, including the Wrangler revolver, the Ruger-5.7 pistol and the LCP II in .22 LR rifle have now been in production for over 2 years and are no longer included in the new product sales calculation for the first half of 2022. Those firearms continue to sell well for us, they are just no longer captured in the new product metric.

As I mentioned earlier, stay tuned for some exciting new products in the back half of the year. We will remain disciplined and committed to our strategy of pursuing manufacturing excellence and vigorously developing innovative and exciting new products. Those are the highlights of the second quarter of 2022. Operator, may we have the first question, please?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And our first question is from the line of Mark Smith with Lake Street.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

First question for me is, the orders looked pretty solid, backlog remains pretty high, but production declined pretty significantly as we look at it sequentially. Was that planned? Or were there any production issues? Labor shortages? Anything that kind of drove production down during the quarter?

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AUGUST 04, 2022 / 1:00PM GMT, Q2 2022 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Mark, good question. Certainly, labor and supply chain issues are something our teams face with every day. But frankly, we made the decision to moderate our production, bring it down in several product families based on what we saw in what we call distributor sell-through. So we see what our distributors' inventory looks like, we see what they're selling to retail and what's going on in the marketplace. We proactively take those production rates down.

We -- you may recall, we have our SIOP meeting, sales inventory and operations planning meeting, every 2 weeks. And in each one of those meetings, we typically move some families up in production levels, some down. In this case, over the course of the first half of the year, there were several that went down in production, and that was indeed planned.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. So looking at that distributor sell-through, as we look at the backlog numbers, how firm is that backlog? Could we see cancellations? Or is there a situation where you guys could decide, "Hey, we're not going to fill some of these aged back orders?"

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, our orders with our wholesalers are all noncancelable. So those orders can't be canceled by the individual distributor. However, we're very cautious to make sure we're not overloading a distributor with a particular product line. So as we see, looking at their inventory, we make the decision perhaps not to ship what's on back order only because, again, we don't want to get -- burden them and get them in financial trouble if they're already deep in a particular model, a particular SKU, et cetera. So it's a 2-way street, we watch that backlog. But again, it is noncancelable. And everything in that backlog ships at the current price. So even if it's been on there for a while, it's going to ship at today's price, not at the price it was entered at the time those orders were placed.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And then as we look at the inventory, we're back to kind of prepandemic as we look at kind of your inventory and distributor inventory. What's your comfort level with what you're seeing out there kind of from retail all the way back to you guys as far as inventory?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. I mean, right now, what's in the channel and our inventory, in particular, we're very comfortable. Our distributors have settled into around our target of 6 turns is what we estimate, and we think they're right on track with that.

Frankly, there's -- they're looking and asking for more inventory, particularly in some of the product lines, like I mentioned in the earlier remarks. Things like 10/22s, double- and single-action revolvers. There are Mark IV pistols and of course, Marlins, every call, somebody is asking, "Can we get more Marlins?"

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AUGUST 04, 2022 / 1:00PM GMT, Q2 2022 Sturm Ruger & Company Inc Earnings Call

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And that's kind of my next question. As we look at gross profit margin, obviously, a year ago, very high margin as things were really humming. But where do you see kind of that gross profit margin settling in as the industry has kind of normalized? And then walk through any maybe delta in that, given the Marlin business, how that looks on a gross profit margin basis?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, Mark, as you know, we don't break it down into the product line gross margins, and we don't provide forward-looking guidance. But I would tell you the focus in Mayodan in particularly -- in particular, are doing a great job getting the Marlin line up and running. We're going to -- as we add more SKUs, of course, those are not without their own challenges, but they're steadily increasing production, so I think that will help us throughout the year.

I think the biggest thing, when you look at our gross margin numbers overall, is deleveraging of fixed cost. I mean as we saw, compared to a year ago this time, remember, that was the single highest quarter in terms of sales and profit in the company's history. And so we've got very tough comps going back to second quarter of 2021. And I think the vast majority of that decline in gross margin is attributable to that deleveraging of those fixed costs.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Maybe a different way of asking the question, is there any reason that gross profit margin should differ significantly from prepandemic levels?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

A lot of that depends on what we can do with pricing. We've taken -- since the pandemic -- the onset of the pandemic, we've taken 3 price increases over the course of that time period. Along the way, we're continuing to be hit with the increase in material costs, freight and transit costs, so part of that will depend on what we can do in the way of price increases going forward.

Operator

Our next question is from the line of Rommel Dision (sic)[Dionisio] from Aegis Capital.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Chris, in your prepared comments, you talked about the Marlin business a little bit. It sounds like you're pretty excited about it. Now that you've had that business several quarters, I wonder if you could just drill down, give us a little more granularity in terms of what you've seen in that business since you've -- since the acquisition? Obviously, you launched a major new product entering the lever action and maybe the outlook for that going forward? What you've really changed in the business since you've acquired it from a production standpoint? From a marketing standpoint? So maybe a little glimpse into the future to the extent that you can there.

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AUGUST 04, 2022 / 1:00PM GMT, Q2 2022 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. Thanks, Rommel. Like I said, the whole company rallied behind the Marlin acquisition. We had teams from all 3 of our major factories involved in getting that line up and running. The production itself of the rifles takes place down in Mayodan, North Carolina. But for example, our woodworking facility in New Hampshire makes the stocks for those guns. And all of them have been focused on delivering exceptional quality. So we've really focused on quality over quantity.

And so we're certainly -- I know there's a lot of customers out there who want to see a higher volume of production from us, but we're not going to sacrifice quality. We had to get it right coming out of the gate. And so far, the 1895 SBL and now the trapper and some of the other models in that 1895 family planned. And then later this year, you'll likely start to see things in the 336 and the 1894 family, all of that is in the future, all those are the centerfire lever-action rifles, and they're all part of our product plan going forward.

So as we roll those out, the first time we had a chance to display those was at the NRA annual meetings in Houston a few weeks back. And again, they were the belle of the ball. I mean, when we put out one of the new Marlins, I'd love to hear it from the older customers and folks who are familiar with the evolution of the Marlin product line, and they're delighted with what they've seen.

And in fact, some of the former Marlin salesman, when we first rolled out those guns, were super excited to see what we kept in the guns from a branding standpoint that we keep the Marlin name. We've got the really great attention to detail. And so far, I think it's -- those guns are proving themselves with our public retailers and wholesalers.

So I think you're going to see more of that. Again, if you saw our booth at the NRA show, it was really the Marlin branding as well as the Ruger branding. So as we go forward from a marketing standpoint, you'll continue to see the Marlin brand out there but as part of Ruger. And we're excited about that. We think, long term, it's going to be great. Right now, there's still some product lines that we're still looking at and working on. They're not as much of a priority, things like the Model 60. But in the meantime, we'll take a look at that and move forward as it makes sense, but the focus has been on those centerfire lever-action rifles, and really, we're just scratching the surface at this point.

Operator

(Operator Instructions) Our next question is from the line of [Jim Misago] from FactSet.

Jim Misago -

Most of my questions have already been answered here, but per usual, I actually ask if you can walk us through the cadence of the quarter, kind of what you're seeing there? And maybe touch a little bit more on the inflation, getting better? Getting worse? Staying the same? Any relief there.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

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AUGUST 04, 2022 / 1:00PM GMT, Q2 2022 Sturm Ruger & Company Inc Earnings Call

Sure. As you know, we don't break out the monthly statistics and figures. But I would say we're in a much more normal summer season. And as those of you that follow the industry know, typically, we do slow down as you enter into May, June, July time period.

The other thing is, again, we, like many other manufacturers, take a shutdown in July and it's a 1-week shutdown. And so as we came into the summer, we did see some slowing of retail traffic. The good news is things associated with the fall hunting season seem to be coming on strong now. We're seeing a lot of interest in our American centerfire rifles, and we see that as very positive.

The question about inflation, I mean, we've seen some significant increases over the past couple of years. Things like stainless steel up 7% from last year, carbon steel up 15% and aluminum up 20%. So some of those are tough to stomach and are a factor in not only us trying to drive efficiencies through our lean business practices in every aspect of Ruger, but also looking at potential price increases. And we just have to keep that in mind as we go forward.

Jim Misago -

At least from what I'm seeing in my universe here, ammunition seems to be more available. Is that helping reverting you guys at all? I would assume that's helping. Any comments on that?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I think it is helping. We've seen ammunition settle back down, still in strong demand. But we've seen that settle back down from an availability standpoint. I think that gets -- the good thing for Ruger is it gets our customers out to the range, it gets them out enjoying their products. Things like a 10/22 and a Ruger Mark IV pistol are meant to be shot and enjoyed. And so we're seeing, I think, as those prices stabilize and consumers are comfortable that they can find ammo on the shelf, they're getting back out to the range and enjoying our products. And that's always good news for Ruger when you have some of the fun-to-shoot platforms that we have.

Jim Misago -

Absolutely. And I think when you go to buy a new gun, it would be nice if you had ammo that you can, like you said, you could take to the range. Any comments on your accessories business? I know it's a small piece, but any thoughts there? What you're seeing?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I think the accessories tend to run in parallel largely with our firearms business. As people are buying those firearms, as that new firearm is purchased, a lot of times, they come into our website, ShopRuger, to look for accessories to go with their particular gun that they bought. And so we see a lot of parallels there. Our team has done very well trying to keep up with demand for things like magazines and the on-gun accessories as well as some really cool things in the apparel and sportswear side, so I think that's stable. And again, we saw a run up with some of the gun business and especially compared to Q2 of last year, that business was exceptionally strong. So again, one of the toughest -- overall, the toughest comp we've ever had, but same thing for accessories. That was a tough comp for accessories also.

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AUGUST 04, 2022 / 1:00PM GMT, Q2 2022 Sturm Ruger & Company Inc Earnings Call

Operator

I would now like to turn the call back over to Chris Killoy for closing remarks.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

In closing, I would like to thank you for your continued interest in Ruger. And I would like to thank our loyal customers and our 1,900 hard-working members of the Ruger team who design, manufacture and sell our rugged, reliable firearms every day in our American factories. Thank you.

Operator

Thank you. This does conclude today's conference call. Thank you for participating, and you may now disconnect.

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